UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2015

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-366-2626

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective in April 2015, the Compensation Committee (the "Committee") of Heron Therapeutics, Inc. (the "Company") approved amendments to the employment agreements for the Company’s executive officers including: Barry D. Quart, Pharm.D., Chief Executive Officer, Mr. Robert H. Rosen, President and Chief Commercial Officer, Brian G. Drazba, Vice President of Finance and Chief Financial Officer, and Paul G. Marshall, Senior Vice President of Technical Operations. The Committee approved these amendments after reviewing data regarding change in control severance benefits at the Company’s peer group companies for 2014, and also available information on broader market and industry practices for change in control benefits. In particular, the Committee considered the appropriate level of benefits for biopharmaceutical companies at our current stage of development and where the possibility exists that the Company may be acquired if our business efforts succeed. The change in control benefits approved by the Committee were designed to allow the Company to continue to attract and retain highly-skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential consequences of a merger or sale, particularly where the services of these executive officers may not be required by an acquirer. In addition, the Committee considered that providing appropriate security in change of control benefits for the Company’s executive officers would encourage management to be supportive of a transaction that might significantly benefit the stockholders of the Company. Finally, the Committee undertook to review pre-existing employment and management retention agreements for Company officers, most of which predated the constitution of the Compensation Committee in January 2014. It became apparent to the Committee that there were significant disparities in treatment of officers at each level. Accordingly, the Committee undertook this review, and approved amendments designed to also provide parity in benefits for officers at each level.

Dr. Quart’s and Mr. Rosen’s Executive Employment Agreements, dated May 1, 2013 (the "Quart and Rosen Agreements"), were amended effective April 22, 2015 (the "Amended Quart and Rosen Agreements"). The Amended Quart and Rosen Agreements include the acceleration of unvested equity for each executive upon a change in control transaction for the Company, as defined in their agreements. As initially executed, the Quart and Rosen Agreements inadvertently failed to include any equity benefit upon a change in control of the Company. As amended, the Quart and Rosen Agreements provide for immediate vesting of 50% of any outstanding and unvested time-based equity awards upon the closing of the change in control transaction. The Amended Quart and Rosen Agreements also provide for the remaining 50% of time-based equity awards to vest upon the earlier of (i) the executive’s qualifying involuntary termination of employment or (ii) six months following the completion of the change in control subject to his voluntary continued employment through such date. In addition, the Amended Quart and Rosen Agreements provide for immediate vesting of 100% of any outstanding and unvested performance-based equity awards upon the close of a change in control transaction. The Amended Quart and Rosen Agreements also provide for reimbursement for 18, rather than 24, months of continued health care benefits following the date of termination, as 18 months is consistent with the Company’s ability to legally provide coverage through COBRA. The cash severance benefit contained in the Quart and Rosen Agreements was left unchanged.

Mr. Drazba’s Management Retention Agreement dated October 23, 2013 (the "Drazba Agreement") was amended effective April 22, 2015 (the "Amended Drazba Agreement"), to change the twelve-month period for eligibility for severance benefits following a change in control to eighteen months. Accordingly, under the Amended Drazba Agreement, the severance benefit provided for in the Drazba Agreement would be paid in the event of a qualified termination within three months prior to or 18 months following the occurrence of a change in control, as defined in the agreement. There were no changes to the actual cash-based severance payouts or equity acceleration to be received by Mr. Drazba in the event of termination following a change in control.

Mr. Marshall’s Executive Employment Agreement, dated November 1, 2013 (the "Marshall Agreement"), was amended effective April 22, 2015 (the "Amended Marshall Agreement"). As initially executed, the Marshall Agreement failed to include any equity severance benefit upon a change in control of the Company, as defined in the agreement. The Amended Marshall Agreement changes the benefits to be received by him upon a termination following a change in control to provide for 100% acceleration of unvested equity awards, and reduce the base salary related portion of the cash severance to be received by Mr. Marshall from 150% of base salary to 100% of base salary, which is consistent with the Company’s policy for senior vice presidents. The Amended Marshall Agreement also provides that in the event that Mr. Marshall suffers an involuntary termination within three months prior to, or eighteen-months following the effective date of a change in control (as defined in the Marshall Agreement), then he shall be entitled to receive: (i) a lump sum payment equal to 100% of his annual base salary then in effect, less required deductions and withholdings; (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings; and (iii) upon termination following a change in control, Mr. Marshall’s stock options, restricted stock and other equity awards shall immediately vest with respect to 100% of the shares of Company common stock subject to such awards. The Amended Marshall Agreement also provides for reimbursement for 18, rather than 24, months of continued health care benefits following the date of termination, as 18 months is consistent with the Company’s ability to legally provide coverage through COBRA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

April 28, 2015	By:	/s/ Esme C. Smith

Name: Esme C. Smith
Title: VP, General Counsel & Secretary